Exhibit 99.1

PRESS
RELEASE

SYNTROLEUM ANNOUNCES FIRST QUARTER

RESULTS

For Immediate Release

Tuesday, April 26, 2005

Contact:	Mel Scott
Syntroleum Corporation
Tulsa – (918) 592-7900
www.syntroleum.com

Tulsa, OK—Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the first quarter ended March 31, 2005. First quarter 2005 revenues were $0.3 million compared to total revenue of $5.9 million for the first quarter of 2004, which included the final liquidation of catalyst materials in the amount of $5.7 million. The company reported a net loss for the first quarter of 2005 of $11.6 million, or ($0.24) per share. This compares to a net loss of $6.4 million, or ($0.16) per share, in the first quarter of 2004. The Company’s 2005 first quarter loss was affected by non-cash equity compensation expense related to restricted stock and warrants issued to employees and consultants of $3.0 million compared to $0.8 million for the same quarter in 2004.

The Company’s cash balance at March 31, 2005 was $89.3 million compared to a cash balance of $31.6 million at December 31, 2004. The increase in cash is due to an offering of 7,000,000 shares to Legg Mason Opportunity Trust resulting in proceeds of approximately $70.0 million. The Company invested $2.3 million in oil and gas properties in the United States and Nigeria related to drilling, land and lease acquisitions, and geological and geophysical evaluations during the quarter ended March 31, 2005.

“This was a successful quarter of execution on our business plan,” said Jack Holmes, President and CEO. “With our strategy and management team in place – and with important milestones this quarter in the areas of operations, financing and business development – we will remain focused on execution. This quarter our Catoosa facility completed the production of 200,000 gallons of GTL products. In April, we received approval from the Federal Government of Nigeria to move forward on the Aje project, which earned us a $5.7 million cash payment from certain of our project

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Syntroleum Announces First Quarter Results

April 26, 2005

participants. We received $70 million in financing from Legg Mason – which we anticipate to be enough capital to meet our general corporate cash requirements into 2007. Subsequent to the end of the first quarter, we formed a stranded gas venture to help advance our projects which includes a $40 million commitment from Dorset Group Corporation and a $10 million commitment from an additional investor.”

The Company incurred expenses for the quarter ended March 31, 2005 of $4.3 million related to research, development, and engineering programs, including $2.2 million of expenditures at its Catoosa Demonstration Facility, compared to $4.0 million for these activities the quarter ended March 31, 2004. General, administrative and other expenses for the quarter ended March 31, 2005 were $4.5 million, compared to $4.0 million of general, administrative and other expenses for the quarter ended March 31, 2004.

The Company’s first quarter 2005 conference call will take place Tuesday, April 26, 2005 at 4:00 PM EDT, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Corporation owns a proprietary gas-to-liquids process for converting natural gas into synthetic liquid hydrocarbons. The Company plans to use its GTL technology, as well as other third party gas processing technologies, to develop and participate in gas monetization projects in a number of global locations.

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(Tables Follow)

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to proposed project the Syntroleum Process and related technologies and products. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intent,” “may,” “project,” “plan” “should,” “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated GTL or related NGL or oil and gas projects may not be available, the schedule for development, construction and operation of proposed GTL plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale GTL plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, our ability to obtain interest in natural gas properties for our sub-quality gas monetization projects, the ability to implement corporate strategies, including the continued availability of adequate

Syntroleum Announces First Quarter Results

April 26, 2005

working capital, competition, intellectual property risks, Syntroleum’s ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces First Quarter Results

April 26, 2005

Syntroleum Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	Quarter Ended March 31,
	2005	2004
Revenue
Joint Development	$220	$252
Catalyst Materials	—	5,674
Gas Sales	31	—
Other	3	2

Total Revenue	254	5,928
Operating Expenses
Catalyst Materials Cost	—	3,033
Lease Operating Expenses	5	—
DOE Catoosa Project	2,210	1,905
Pilot Plant, Engineering, and R&D	2,085	2,054
Non-Cash Equity Compensation	2,961	818
G&A and Other	4,533	3,961

Total Operating Expenses	11,794	11,771
Income (Loss) from Operations	(11,540)	(5,843)

Investment and Interest Income	212	384
Interest Expense	(420)	(435)
Other Income (Expense)	152	(464)
Taxes	—	(12)

Net Earnings (Loss)	$(11,596)	$(6,370)

Earnings (Loss) Per Share (Basic and Diluted)	$(0.24)	$(0.16)
Weighted Average Shares Outstanding	47,959	39,133

Syntroleum Announces First Quarter Results

April 26, 2005

Syntroleum Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	March 31, 2005	December 31, 2004
Assets
Cash and Cash Equivalents	$89,340	$31,573
Restricted Cash	1,249	221
Other Current Assets	1,576	2,162
Total Non-current Assets	13,260	10,795

Total Assets	$105,425	$44,751

Liabilities and Stockholders’ Equity
Current Liabilities	$3,903	$5,458
Deferred Revenue (current)	5,798	5,873
Long Term Convertible Debt	24,641	24,221
Other Non-current Liabilities	109	115
Deferred Revenue (non-current)	21,553	21,702
Minority Interests	706	706

Total Liabilities	56,710	58,075
Total Stockholders’ Equity	48,715	(13,324)

Total Liabilities and Stockholders’ Equity	$105,425	$44,751

Syntroleum Announces First Quarter Results

April 26, 2005

Syntroleum Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(Amounts in Thousands)

	Quarter Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(11,596)	$(6,370)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	174	144
Foreign currency exchange	(150)	202
Non-cash compensation expense	2,961	818
Non-cash interest expense	420	435
Gain on sale of assets and real estate	—	(23)
Changes in assets and liabilities	(1,091)	2,410

Net cash flows from operating activities	(9,282)	(2,384)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(313)	(311)
Oil and gas capital expenditures	(2,286)	—
Proceeds from note receivable	2	—
Change in restricted cash	(1,028)	104
Proceeds from investments	—	70

Net cash flows from investing activities	(3,625)	(137)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and option and warrant exercises	71,245	199
Proceeds from issuance of convertible debt	—	682
Purchase and Retirement of Treasury Stock	(571)	(227)

Net cash flows from financing activities	70,674	654

FOREIGN EXCHANGE EFFECT ON CASH	—	(124)

NET CHANGE IN CASH AND CASH EQUIVALENTS	57,767	(1,991)
CASH AND CASH EQUIVALENTS, beginning of period	31,573	32,695

CASH AND CASH EQUIVALENTS, end of period	$89,340	$30,704